Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      872,715,491
BNP PARIBAS SECURITIES CORP.                13-3235334      884,450,445
PREBON SECURITIES (USA) INC.                13-3431785      857,361,500
BANK OF AMERICA SECURITIES LLC              56-2058405      629,223,398
DEUTSCHE BANK SECURITIES, INC.              13-2730328      590,422,000
WELLS FARGO BANK                            41-0449260      552,034,852
RBS SECURITIES, INC.                        13-3272275      323,281,433
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      304,650,106
CITIGROUP INC.                              52-1568099      281,771,917
JPMORGAN CHASE & CO.                        13-3224016      244,046,112






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       62,560,100
BNP PARIBAS SECURITIES CORP.                13-3235334          796,088
PREBON SECURITIES (USA) INC.                13-3431785                0
BANK OF AMERICA SECURITIES LLC              56-2058405       15,765,506
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,999,319
WELLS FARGO BANK                            41-0449260        1,373,870
RBS SECURITIES, INC.                        13-3272275          141,598
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,049,167
CITIGROUP INC.                              52-1568099       11,182,683
JPMORGAN CHASE & CO.                        13-3224016       43,622,792




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    6,132,740,696 D. Total Sales: 223,797,624

                               SCREEN NUMBER : 12